UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                                          May 15, 2014

Lakes Entertainment, Inc.

_____________________________________________

(Exact name of registrant as specified in its charter)

Minnesota ____________________ (State or other jurisdiction of incorporation)	0-24993 ____________________ (Commission File Number)	41-1913991 ______________ (IRS Employer Identification No.)

130 Cheshire Lane, Suite 101, Minnetonka, Minnesota ___________________________________________ (Address of principal executive offices) Registrant’s telephone number, including area code:	55305 ________ (Zip Code) (952) 449-9092

Not Applicable

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On May 15, 2014, a wholly owned subsidiary of Lakes Entertainment, Inc. (“Lakes”) entered into an Amended and Restated Option Agreement (“Amended Option Agreement”) with Penn National Gaming, Inc. (“Penn”) relating to land, currently under option by Penn, owned by Lakes and located in San Diego County, California, adjacent to the Jamul Indian Village reservation. The original option agreement by and between Lakes and Penn provided that the purchase price for the land would be $7.0 million, increasing 1% each year, but that Penn had no obligation to purchase the land. The Amended Option Agreement reduces the purchase price of the land to $5.5 million but requires Penn to purchase the land within ten days after the Jamul Indian Village opens a casino on its reservation.

A copy of the Amended and Restated Option Agreement is attached as Exhibit 10.1 to this Form 8-K.

Item 9.01.     Financial Statements and Exhibits.

(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibits

10.1	Amended and Restated Option Agreement by and between Lakes Kean Argovitz Resorts – California, LLC and Penn National Gaming, Inc. dated May 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC. (Registrant)
Date: May 21, 2014	/s/ Timothy J. Cope
Name: Timothy J. Cope Title: President and Chief Financial Officer